UNITED STATES SECURITIES AND

EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 13, 2006

MELT, INC.

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

333-109990

(Commission File Number)

47-0925451

(IRS Employer Identification No.)

22912 Mill Creek Dr., Suite D, Laguna Hills, CA 92653

(Address of principal executive offices and Zip Code)

949-707-0456

Registrant's telephone number, including area code

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On November 13, 2006, Scott M. Miller was appointed Executive Vice President and Chief Financial Officer of our company. In this role, Mr. Miller will be responsible for managing our corporate finances and planning and executing our financial objectives. Mr. Miller will also work closely with our President and Chief Executive Officer Clive Barwin to offer strategic direction as our company continues to execute on its aggressive expansion plan across the U.S.

Prior to joining our company, Mr. Miller served in various finance capacities at Carlson Restaurants Worldwide working in both their TGI Friday’s and Pick Up Stix’s divisions. In this role at Carlson Restaurants Worldwide he implemented financially responsible business programs and provided financial and operational analysis for all initiatives, as well as recommendations for goals, strategies, and tactics to achieve concept sales and profitability goals.

Mr. Miller’s educational background includes an undergraduate degree in business administration from the University of New Hampshire and an MBA from Indiana University.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MELT, INC.

/s/ Clive Barwin

Clive Barwin, President

Date: November 28, 2006